Exhibit 99.1

Ultratech Announces First Quarter 2010 Results

SAN JOSE, Calif.--(BUSINESS WIRE)--April 22, 2010--Ultratech, Inc. (NasdaqGM: UTEK) today announced unaudited results for the three-month period ended April 3, 2010.

For the first quarter of fiscal 2010, Ultratech reported net sales of $27.5 million as compared to $25.7 million during the first quarter of fiscal 2009. Ultratech's net income for the first quarter of 2010 was $1.9 million or $0.08 per share (diluted), as compared to net income of $0.2 million, or $0.01 per share (diluted) for the same quarter last year.

Arthur W. Zafiropoulo, Chairman and Chief Executive Officer, stated, "The first quarter was characterized by strong customer order activity in the laser spike anneal (LSA) and advanced packaging (AP) product lines. The combination of strengthening industry dynamics, demand for our leading-edge product portfolio and good execution contributed to solid results for Ultratech. The investments we have made in leading-edge technologies are delivering the most compelling product offerings for our company."

“Driving improved operational leverage remains a key focus of the management team and we’re committed to translating our strong business returns into increased shareholder value, as we progress through the growth stage of this cycle,” concluded Zafiropoulo.

At April 3, 2010, Ultratech had $168 million in cash, cash equivalents and short-term investments. Working capital was $196 million and stockholders' equity was $8.50 per share based on 23,887,399 total shares outstanding on April 3, 2010.

Conference Call Information

The conference call will be broadcast live over the Internet beginning at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time on Thursday, April 22, 2010. To listen to the call over the Internet or to obtain telephone dial-in information for the call, please go to Ultratech’s web site at www.ultratech.com.

If you are unable to attend the live conference call, a replay will be available on Ultratech’s web site. If you do not have Internet access, a replay of the call will be available three hours after the conclusion of the call and run until 9:00 p.m. Pacific Time, April 29, 2010. You may access the telephone replay by dialing 800-642-1687 for domestic callers, 706-645-9291 for international callers and entering access code: 66945846.

Profile

Ultratech, Inc. (NASDAQGM: UTEK) designs, manufactures and markets photolithography and laser processing equipment. Founded in 1979, the company's market-leading advanced lithography products deliver high throughput and production yields at a low, overall cost of ownership for bump packaging of integrated circuits and high-brightness LEDs. A pioneer of laser processing, Ultratech developed laser spike anneal technology, which increases device yield, improves transistor performance and enables the progression of Moore's Law for 65-nm and below production of state-of-the-art consumer electronics. Visit Ultratech online at: www.ultratech.com.

Safe Harbor

Certain of the statements contained herein, which are not historical facts and which can generally be identified by words such as "anticipates," "expects," "intends," "will," "could," "believes," "estimates," "continue," and similar expressions, are forward-looking statements under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, such as risks related to timing, delays, deferrals and cancellations of orders by customers, including as a result of semiconductor manufacturing capacity as well as our customers' financial condition and demand for semiconductors; cyclicality in the semiconductor and nanotechnology industries; general economic and financial market conditions including impact on capital spending, as well as difficulty in predicting changes in such conditions; rapid technological change and the importance of timely product introductions; customer concentration; our dependence on new product introductions and market acceptance of new products and enhanced versions of our existing products; lengthy sales cycles, including the timing of system installations and acceptances; lengthy and costly development cycles for laser-processing and lithography technologies and applications; integration, development and associated expenses of the laser processing operation; pricing pressures and product discounts; high degree of industry competition; intellectual property matters; changes in pricing by us, our competitors or suppliers; international sales; timing of new product announcements and releases by us or our competitors; ability to volume produce systems and meet customer requirements; sole or limited sources of supply; effect of capital market fluctuations on our investment portfolio; ability and resulting costs to attract or retain sufficient personnel to achieve our targets for a particular period; dilutive effect of employee stock option grants on net income per share, which is largely dependent upon our achieving and maintaining profitability and the market price of our stock; mix of products sold; outcome of litigation; manufacturing variances and production levels; timing and degree of success of technologies licensed to outside parties; product concentration and lack of product revenue diversification; inventory obsolescence; asset impairment; changes to financial accounting standards; effects of certain anti-takeover provisions; future acquisitions; volatility of stock price; foreign government regulations and restrictions; business interruptions due to natural disasters or utility failures; environmental regulations; and any adverse effects of terrorist attacks in the United States or elsewhere, or government responses thereto, or military actions in Iraq, Afghanistan and elsewhere, on the economy, in general, or on our business in particular. Such risks and uncertainties are described in Ultratech's SEC reports including its Annual Report on Form 10-K filed for the year ended December 31, 2009. Due to these and additional factors, the statements, historical results and percentage relationships set forth herein are not necessarily indicative of the results of operations for any future period. These forward-looking statements are based on management's current beliefs and expectations, some or all of which may prove to be inaccurate, and which may change. We undertake no obligation to revise or update any forward-looking statements to affect any event or circumstance that may arise after the date of this release.

ULTRATECH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	Apr. 3,	Dec. 31,
(In thousands )	2010	2009*
ASSETS	(Unaudited)

Current assets:
Cash, cash equivalents and short-term investments	$168,120	$160,341
Accounts receivable	29,043	31,426
Inventories	25,842	25,881
Prepaid expenses and other current assets	7,058	4,163
Total current assets	230,063	221,811

Equipment and leasehold improvements, net	9,443	9,841
Other assets	2,635	2,929

Total assets	$242,141	$234,581

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable	$6,000	$6,000
Accounts payable	7,451	7,112
Deferred product and service income	12,813	8,846
Other current liabilities	8,107	6,720
Total current liabilities	34,371	28,678

Other liabilities	4,616	5,935

Stockholders' equity	203,154	199,968

Total liabilities and stockholders' equity	$242,141	$234,581

* The balance sheet as of December 31, 2009 has been derived from the audited financial statements as of that date.

ULTRATECH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended
	Apr. 3,	Apr. 4,
(In thousands, except per share amounts)	2010	2009
Total net sales*	$27,503	$25,655
Cost of sales:
Cost of products sold	10,596	11,392
Cost of services	2,854	1,871
Total cost of sales	13,450	13,263
Gross profit	14,053	12,392
Operating expenses:
Research, development and engineering	4,791	5,177
Selling, general, and administrative	7,395	6,963
Operating income	1,867	252
Interest expense	10	(10)
Interest and other income (expense), net	174	(45)

Income before income taxes	2,051	197
Provision for income taxes	103	6

Net income	$1,948	$191
Earnings per share - basic:
Net income	$0.08	$0.01
Number of shares used in per share calculations - basic	24,033	23,647
Earnings per share - diluted:
Net income	$0.08	$0.01
Number of shares used in per share calculations - diluted	24,308	23,678

* Systems sales	$21,022	$19,866
Parts sales	2,946	2,255
Service sales	3,535	3,452
License sales	-	82
Total sales	$27,503	$25,655

(UTEK-F)

CONTACT:
Ultratech
Bruce Wright, 408-321-8835
Sr. Vice President, Finance/CFO
or
Laura Rebouche’, 408-321-8835
Vice President of Investor Relations, Corporate and
Marketing Communications